Exhibit 99.4

Dear Member:

I am writing to tell you of an investment opportunity, and just as importantly, to request your vote on important matters.

Pursuant to a Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), Ponce De Leon Federal Bank will reorganize from a mutual bank (meaning no stockholders) to the mutual holding company form of ownership. As a part of the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company for the Bank, is conducting a minority offering of shares of its common stock. Also, in furtherance of our commitment to our local communities, a new charitable foundation, the Ponce De Leon Foundation, will be established in connection with the reorganization.

As a member of Ponce De Leon Federal Bank, you have the right to vote on approval of the Plan and establishment of the charitable foundation, and you have a priority right to subscribe for shares of PDL Community Bancorp common stock before the stock is offered to the local community and the general public. Enclosed are a prospectus, a stock order form, a proxy statement, and other materials further describing the Plan, the reorganization, the charitable foundation, and the offering.

THE PROXY VOTE – Approval of the Plan and establishment of the charitable foundation require the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan and “FOR” the establishment of the charitable foundation.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Ponce De Leon Federal Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits. In addition, voting for approval of the Plan and establishment of the charitable foundation does not obligate you to purchase shares of our common stock.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card(s) will have the same effect as voting against the Plan and the charitable foundation. You may cast your votes immediately by telephone or internet, by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card and mail the card(s) in the proxy reply envelope provided.

THE STOCK OFFERING - As a member of Ponce De Leon Federal Bank, you have a priority right, but no obligation, to buy shares of PDL Community Bancorp common stock during our subscription offering before the shares are made available for sale to the local community and the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of PDL Community Bancorp common stock, please complete the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to Ponce De Leon Federal Bank’s administrative office at 2244 Westchester Avenue, Bronx, New York. You may also submit your order by mail using the reply envelope provided. However, please know that all stock order forms, with full payment, must be received (not postmarked) by 12:00 p.m., Eastern Time, on [             , 2017.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Ponce De Leon Federal Bank customer.

Sincerely,

Steven A. Tsavaris
Chairman of the Board and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Member:

I am writing to request your vote on important matters.

Pursuant to a Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), Ponce De Leon Federal Bank will reorganize from a mutual bank (meaning no stockholders) to the mutual holding company form of ownership. As a part of the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company for the Bank, is conducting a minority offering of shares of its common stock. Also, in furtherance of our commitment to our local communities, a new charitable foundation, the Ponce De Leon Foundation, will be established in connection with the reorganization.

As a member of Ponce De Leon Federal Bank, you have the right to vote on approval of the Plan and establishment of the charitable foundation. Enclosed are a prospectus, a proxy statement, and other materials further describing the Plan, the reorganization, the charitable foundation, and the offering.

Approval of the Plan and establishment of the charitable foundation require the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan and “FOR” the establishment of the charitable foundation.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with Ponce De Leon Federal Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card(s) will have the same effect as voting against the Plan and the charitable foundation. You may cast your votes immediately by telephone or internet, by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card and mail the card(s) in the proxy reply envelope provided.

Unfortunately, although we are requesting that you vote on approval of the Plan and establishment of the charitable foundation, we regret that PDL Community Bancorp is unable to offer its common stock to you, because we are unable to offer the stock for sale to persons residing in foreign countries.

If you have any questions about the Plan of Reorganization or voting, please refer to the enclosed materials or call our Information Center.

Thank you for your continued support as a customer of Ponce De Leon Federal Bank.

Sincerely,

Steven A. Tsavaris
Chairman of the Board and Chief Executive Officer

Questions? - Please call our Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Friend:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), Ponce De Leon Federal Bank will reorganize from a mutual bank (meaning no stockholders) to the mutual holding company form of ownership. As a part of the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company for the Bank, is conducting a minority offering of shares of its common stock. Also, in furtherance of our commitment to our local communities, a new charitable foundation, the Ponce De Leon Foundation, will be established in connection with the reorganization. Enclosed are a prospectus, a stock order form, and other materials further describing the Plan, the reorganization, the charitable foundation, and the offering.

Our records indicate that you were a depositor of Ponce De Leon Federal Bank as of the close of business on October 31, 2015 or [March 31, 2017], whose account(s) was subsequently closed. As such, you have a priority right, but no obligation, to buy shares of PDL Community Bancorp common stock during our subscription offering, before the shares are made available for sale to the local community and the general public.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of PDL Community Bancorp common stock, please complete the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to Ponce De Leon Federal Bank’s administrative office at 2244 Westchester Avenue, Bronx, New York. You may also submit your order by mail using the reply envelope provided. However, please know that all stock order forms, with full payment, must be received (not postmarked) by 12:00 p.m., Eastern Time, on [            , 2017.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your past support as a Ponce De Leon Federal Bank customer.

Sincerely,

Steven A. Tsavaris
Chairman of the Board and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Prospective Investor:

I am writing to tell you of an investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), Ponce De Leon Federal Bank will reorganize from a mutual bank (meaning no stockholders) to the mutual holding company form of ownership. As a part of the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company for the Bank, is conducting a minority offering of shares of its common stock. Also, in furtherance of our commitment to our local communities, a new charitable foundation, the Ponce De Leon Foundation, will be established in connection with the reorganization.

We believe you may have an interest in investing in PDL Community Bancorp common stock. Enclosed are a prospectus, a stock order form, and other materials further describing the Plan, the reorganization, the charitable foundation, and the offering.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the enclosed prospectus carefully before making any investment decision.

If you are interested in purchasing shares of PDL Community Bancorp common stock, you must complete and return the enclosed stock order form and return it with full payment. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to Ponce De Leon Federal Bank’s administrative office at 2244 Westchester Avenue, Bronx, New York. You may also submit your order by mail using the reply envelope provided. However, please know that all stock order forms, with full payment, must be received (not postmarked) by 12:00 p.m., Eastern Time, on [            , 2017.] If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future.

Sincerely,

Carlos P. Naudon
President and Chief Executive Officer

Questions? - Please call our Stock Information Center, toll-free, at [SIC PHONE].

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

To Customers and Friends of Ponce De Leon Federal Bank

Raymond James & Associates, Inc., a member of the Financial Industry Regulatory Authority, has been hired by Ponce De Leon Federal Bank to assist it in reorganizing from a mutual savings bank to the mutual holding company form of ownership. As a part of the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company for the Bank, is conducting a minority offering of shares of its common stock. Raymond James & Associates, Inc. is not affiliated with Ponce De Leon Federal Bank or PDL Community Bancorp.

At the request of PDL Community Bancorp, we are enclosing materials explaining the reorganization and common stock offering. Please read the enclosed Prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” PDL Community Bancorp has asked us to forward the Prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the reorganization and the stock offering, please call the Stock Information Center, toll free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

Sincerely,

Raymond James & Associates, Inc.

This is letter not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for Account Holders

Your financial institution is in the process of selling stock to the public in a mutual bank to mutual holding company reorganization transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1 (800) 613-6743, or at www.helpwithmybank.gov. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in this stock offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Northeastern District Office located at 340 Madison Avenue, Fourth Floor, New York, NY 10173.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a reorganization offering include the following:

•	Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s reorganization. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying reorganization stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a reorganization, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar reorganization transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of PDL Community Bancorp common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time. Please refer to your Batch# and Order# listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Address1	Number of Shares Requested:
Address2	Offering Priority: (subject to verification)
City, State Zip	Ownership Type:
Tax Id#:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the prospectus dated [EFFECTIVE DATE], in the section entitled “The Reorganization and Offering—Offering of Common Stock” under the sub-headings, “Subscription Offering”, “Subscription Rights”, “Community Offering” and “Limitations on Purchase of Shares.”

The offering is scheduled to end at 12:00 noon, Eastern Time, on [END DATE]. It may take several weeks before stock ownership statements can be mailed and the newly issued shares begin trading. Your patience is appreciated.

Thank you for your order,

PDL Community Bancorp

Description of Offering Priorities

SUBSCRIPTION OFFERING:

1.	Depositors of Ponce De Leon Federal Bank with aggregate deposit account balances of $50 or more at the close of business on October 31, 2015;

2.	Ponce De Leon Federal Bank tax qualified employee plans;

3.	Depositors of Ponce De Leon Federal Bank with aggregate deposit account balances of $50 or more at the close of business on [SUPPLEMENTAL DATE];

4.	Members of Ponce De Leon Federal Bank at the close of business on [VOTING DATE];

COMMUNITY OFFERING:

5.	Residents of the New York Counties of Bronx, New York, Queens and King and the New Jersey County of Hudson; and

6.	Members of the general public.

STOCK OWNERSHIP STATEMENT MAILING LETTER

Dear Stockholder:

I am pleased to welcome you as a stockholder of PDL Community Bancorp. Thank you for your investment and your confidence in our organization.

Your stock ownership statement is enclosed. Please review the statement carefully to make sure the registration name and address are correct. If you find an error or have questions about your stock registration, please contact American Stock Transfer & Trust Company LLC, (“AST”), our transfer agent.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at [        %] per annum, calculated from the date your order was processed through [CLOSING DATE].

If your stock order was paid in full or in part by authorizing a withdrawal from a Ponce De Leon Federal Bank deposit account, the withdrawal was made on [CLOSING DATE]. Until then, interest was earned at your contract rate, and the interest remains in your account.

ONLINE ACCOUNT ACCESS:

Accessing the AST Web site is designed to be simple and secure. In order to access your PDL Community Bancorp stockholder account online, please follow these steps:

Step 1: Go to http://www.astfinancial.com

Step 2: Click on Client Login located at the top right hand corner of the page.

Step 3: Click on Shareholders & Investors in the drop down menu.

Step 4: Click on Manage My Accounts then U.S. Shareholders & Investors then Manage My Shareholder Account.

Step 5: Click on Register on the left hand side of the screen and complete the short registration process to create your unique login ID.

*	Please note the following classifications of ownership do not have online access to account information: Individual IRAs, Corporate Entities, Non-Resident U.S. Citizens, Resident Aliens, and U.S. Citizens Living Abroad.

If you need assistance, click the Contact Us link. A live customer service representative may be reached via the AST Web Chat button.

TELEPHONE AND E-MAIL ASSISTANCE:

You may reach an AST representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail AST at help@astfinancial.com.

Customer service representatives are available 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

FOR MAIL INQUIRIES:

To contact AST via postal mail:

PDL Community Bancorp

c/o American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

PDL Community Bancorp common stock is quoted on the Nasdaq Global Market under the symbol “PDLB.” Should you wish to buy or sell PDL Community Bancorp stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Carlos P. Naudon
President and Chief Executive Officer

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT ATTENTION.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

(sized for statement/half page, 8.5” x 5.5”, will print on colored stock)

PLEASE VOTE THE ENCLOSED PROXY CARD TODAY.

If you haven’t yet voted the proxy card(s) we recently mailed to you in a large white package, please vote the enclosed replacement proxy card today. Please disregard this notice if you have already voted. If you received more than one of these reminders, please vote each proxy card received. Not voting will have the same effect as voting “Against” the Plan of Reorganization and “Against” establishment of the charitable foundation.

Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization and “FOR” establishment of the charitable foundation.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Ponce De Leon Federal Bank.

•	Your deposit accounts will not be converted to common stock.

•	Voting will not require you to purchase common stock during the offering.

Please vote your proxy card by internet or telephone today, or sign and mail it in the envelope provided.

THANK YOU FOR YOUR SUPPORT!

(Sized for statement/half page, 8.5” x 5.5”, will print on colored stock)

Questions? - Call our Information Center, toll-free, at (    )         -            .

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

HAVE YOU VOTED YET? TIME IS RUNNING OUT.

The Special Meeting of Members of Ponce De Leon Federal Bank is on [            , 2017]. Your proxy vote is requested before that date. Our records indicate that you have not yet voted the proxy card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTES WILL NOT BE COUNTED TWICE.

Your Board of Directors urges you to vote “FOR” the Plan of Reorganization and “FOR” establishment of the charitable foundation.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Ponce De Leon Federal Bank.

•	Your deposit accounts will not be converted to common stock.

•	Voting will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

(Sized for statement/half page, 8.5” x 5.5”, will print on colored stock)

Questions? - Call our Information Center, toll-free, at (    )     -    .

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

Q&A

Questions and Answers

About our Reorganization and Stock Offering

This pamphlet answers questions about our reorganization and the related common stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors.”

THE REORGANIZATION

What is the reorganization?

Under our Plan of Reorganization from a Mutual Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”), Ponce De Leon Federal Bank (the “Bank”) will reorganize from a mutual bank (meaning no stockholders) to the mutual holding company form of ownership. Concurrently with the reorganization, PDL Community Bancorp, a to-be-formed mid-tier stock holding company, is offering for sale shares of its common stock. Upon completion of the reorganization, the common stock of PDL Community Bancorp will be 45% owned by stockholders who purchase shares in the offering, 3.3% will be contributed to a new charitable foundation, Ponce De Leon Foundation (the “Foundation”), which is being established in connection with the reorganization, and 51.7% will be owned by Ponce Bank Mutual Holding Company, our federally chartered mutual holding company. See “Summary – Our Reorganization into a Mutual Holding Company and the Offering” in the enclosed prospectus for additional details and a diagram of our corporate structure following the reorganization and offering.

What are the reasons for the reorganization and offering?

The primary purpose of the reorganization is to establish a holding company and to reorganize Ponce De Leon Federal Bank to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The reorganization also will enable members, employees, management and directors to have an equity ownership interest in our company. The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings banks. In addition, the contribution to the Foundation will not only complement our existing charitable activities but also enable the communities that we serve to share in our long-term growth. See “The Reorganization and Offering—Reasons for the Reorganization” in the enclosed prospectus for additional discussion of the reasons for the reorganization and offering.

What is the Ponce De Leon Foundation and why is it being established?

In furtherance of our commitment to our local communities, a new charitable foundation, Ponce De Leon Foundation, will be established in connection with the reorganization. The Foundation will initially be funded with $200,000 in cash and 3.3% of our total outstanding shares of common stock. The purpose of the Foundation is to provide financial support to appropriate organizations in our communities and to enable our communities to share in our long-term growth. See “Our Charitable Foundation” in the enclosed prospectus for additional discussion of the charitable foundation.

Will the Ponce De Leon Foundation be established and funded if the reorganization is not approved and completed?

No. The charitable foundation will be established only if both the Plan and the Foundation are approved. However, if the Foundation is not approved and we receive all other necessary reorganization approvals, we may complete the reorganization without the Foundation.

Will members notice any change in the Bank’s day-to-day activities as a result of the reorganization and the offering?

No. It will be business as usual. The reorganization is a change in our corporate structure. There are no planned changes in our staffing or office locations as a result of the reorganization. Customers will continue to conduct business with the Bank as they have in the past.

Will the reorganization and offering affect members’ deposit accounts or loans with the Bank?

No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Why should I vote on the Plan and the establishment and funding of the Foundation?

Your votes “For” the Plan and “For” establishment and funding of the Foundation are very important to us. Our Board of Directors has determined that the reorganization is in the best interests of the Bank, our members and the communities we serve, for the reasons described above. In addition, the reorganization and the offering present us with a unique opportunity to provide a substantial and continuing benefit to the communities we serve, through the establishment and funding of the Foundation. The Plan cannot be implemented, and the Foundation cannot be established and funded, without receipt of member approval.

What happens if I don’t vote?

Not voting will have the same effect as voting “Against” the Plan and the establishment and funding of the Foundation. Approval requires the affirmative vote of the majority of all votes eligible to be cast. For this reason, failure to vote all of the proxy cards you receive will have the same effect as voting “Against” the Plan and the Foundation. Without sufficient favorable votes, we cannot proceed with the reorganization and the offering.

How do I vote?

You can vote by internet or telephone, or by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN”. Detailed voting instructions are included with your proxy card(s). However you choose to cast your vote, PLEASE VOTE PROMPTLY.

How many votes are available to me?

Depositors at the close of business on [VOTING DATE] are entitled to one vote for each $100 or fraction thereof on deposit. Borrowers as of April 11, 1985 who maintained such borrowings as of [VOTING DATE] are entitled to one vote in addition to any votes they may be entitled to as depositors. However, no member may cast more than 1,000 votes. Your proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Why did I receive more than one proxy card?

If you had more than one deposit or loan account as of [VOTING DATE], you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote each proxy card you receive. Your vote will not be counted twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your accounts with the Bank. Proxy cards for joint accounts require the signature of only one of the accountholders. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

PDL Community Bancorp is offering for sale between 5,339,969 and 7,224,663 shares of common stock (subject to increase to 8,308,362 shares) at $10.00 per share. A minimum of 5,339,969 shares must be sold in order for us to complete the reorganization and stock offering. Investors will not be charged a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the offering?

Pursuant to the Plan, non-transferable rights to subscribe for shares of PDL Community Bancorp common stock in the Subscription Offering have been granted to eligible members and benefit plans of the Bank.

Subscription Offering purchase priorities are as follows:

Priority 1 - Depositors of the Bank with aggregate deposit account balances of $50 or more at the close of business on October 31, 2015;

Priority 2 - Our tax-qualified employee plans;

Priority 3 - Depositors of the Bank with aggregate deposit account balances of $50 or more at the close of business on [SUPPLEMENTAL DATE]; and

Priority 4 - Depositors of the Bank at the close of business on [VOTING DATE] and borrowers of the Bank as of April 11, 1985 who maintained such borrowings as of the close of business on [VOTING DATE], who are not eligible in priorities 1 or 3, above.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in the New York Counties of Bronx, New York, Queens and Kings and the New Jersey County of Hudson.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

I am eligible to subscribe for shares of common stock in the subscription offering but I am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as a member of the Bank?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares to others. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible members’ subscription rights in the offering.

How may I buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original Stock Order Form, together with full payment payable to PDL Community Bancorp or authorization to withdraw funds from one or more of your deposit accounts with the Bank. You may submit your order by overnight delivery to the address indicated for that purpose on the top of the order form, or you may hand-deliver your order to Ponce De Leon Federal Bank’s administrative office at 2244 Westchester Avenue, Bronx, New York. You may also submit your order by mail using the reply envelope provided. However, please know that all orders, with full payment, must be received (not postmarked) by the order deadline. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 p.m., Eastern Time, on [END DATE], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original Stock Order Form, together with full payment, must be received (not postmarked) by this time.

How may I pay for the shares?

Payment for shares can be remitted in two ways: 1.) Personal check, bank check or money order made payable to PDL Community Bancorp; or 2.) Authorizing us to withdraw available funds from the types of deposit accounts designated on the Stock Order Form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing shares in the offering.

The Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Ponce De Leon Federal Bank line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from accounts with the Bank with check-writing privileges; instead, please submit a check. If you request that we directly withdraw funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Ponce De Leon Federal Bank retirement account. See information on IRAs below.

Will I earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at [    %] per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a withdrawal from your deposit account(s) with the Bank, your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering. No penalty will be charged for early withdrawal from a Certificate of Deposit with the Bank for the purpose of paying for shares in the offering.

Are there limits to how many shares I can order?

Yes. The minimum order is 25 shares ($250). No individual, or individuals exercising subscription rights through a single qualifying deposit or loan account held jointly, may purchase more than 30,000 shares ($300,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

May I use my Ponce De Leon Federal Bank individual retirement account (“IRA”) to purchase shares?

You may be able to use funds currently held in retirement accounts with the Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at the Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before [END DATE], the offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place my order?

No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by [EXTENSION DATE].

Will the stock be insured?

No. Like any common stock, PDL Community Bancorp common stock will NOT be insured.

Will dividends be paid on the shares of common stock?

We have no current plan or intention to pay cash dividends to our stockholders. No assurances can be given that any dividends will be paid.

How will PDL Community Bancorp shares trade?

Following completion of the reorganization and offering, PDL Community Bancorp’s common stock is expected to trade on the Nasdaq Global Market under the symbol “PDLB.” Once the shares have begun trading, you may contact a firm offering investment services to buy or sell PDL Community Bancorp shares.

If I purchase shares in the offering, when will I receive my shares?

All shares of common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares sold in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registered address noted by them on their Stock Order Form as soon as practicable following consummation of the reorganization. We expect trading in the stock to begin on the day of completion of the stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

HOW TO GET FURTHER INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at [SIC PHONE], Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays. You may also meet in person with a representative of Raymond James & Associates, Inc., who is assisting us with the offering, by visiting the Bank’s administrative office located at 2244 Westchester Street, Bronx, NY, between the hours of [times and days of availability TBD].

[Optional – Lobby Poster – Vote]

[BANK LOGO]

HAVE YOU VOTED YET?

We wish to remind all eligible members to vote to approve our

Plan of Reorganization and the establishment of our new charitable foundation, the Ponce De Leon Foundation.

• The Plan will not result in changes to our staff or your account relationships with the Bank.

• Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

• Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan of Reorganization and “FOR” establishment of the charitable foundation.

If you have questions about voting, call our Information Center, toll-free, at [SIC Phone],

Monday – Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being sold are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Lobby Poster – Stock Offering]

OUR STOCK OFFERING EXPIRES

[END DATE].

PDL Community Bancorp, the proposed holding company resulting from the reorganization of the Bank, is conducting a common stock offering.

If you are an eligible member of the Bank you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from PDL Community Bancorp without paying a sales commission. However, the subscription offering for the Bank’s eligible members is scheduled to expire at 12:00 p.m., Eastern Time, on [END DATE].

If you have questions about the stock offering, call our Stock Information Center, toll-free, at [SIC Phone],

Monday – Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Newspaper Ad – Stock Offering]

Proposed Holding Company for Ponce Bank, Bronx, New York

UP TO [MAX SHARES]

SHARES COMMON STOCK

(subject to increase to [ADJUSTED MAX SHARES])

$10.00 Per Share

Purchase Price

PDL Community Bancorp is conducting an offering of its common stock. During the offering,

shares may be purchased directly from PDL Community Bancorp without payment of a sales commission.

This offering is scheduled to expire at 12:00 p.m., Eastern Time, on [END DATE].

To receive a copy of the prospectus and stock order form, call our Stock Information Center, toll-free, at [SIC PHONE].

The Stock Information Center is open Monday – Friday from 10:00 a.m.

to 4:00 p.m., Eastern Time, excluding bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

START OF OFFERING

Ponce De Leon Federal Bank Website Message

Plan of Reorganization and Stock Offering Information

We are pleased to announce that materials were mailed on or about [MAIL DATE] regarding Ponce De Leon Federal Bank’s Plan of Reorganization and the related stock offering by PDL Community Bancorp. If you were a depositor as of October 31, 2015, [SUPPLEMENTAL DATE], or [VOTING RECORD DATE], you may have priority rights to purchase shares in the offering and we have mailed you a packet of materials describing the reorganization and stock offering. We encourage you to read the information carefully.

If you were a depositor of Ponce De Leon Federal Bank as of [VOTING RECORD DATE], one or more proxy cards are included in your packet. We encourage you to vote ALL proxy cards as promptly as possible.

A prospectus describing PDL Community Bancorp’s stock offering was also enclosed. The subscription offering for eligible members of Ponce De Leon Federal Bank has commenced and continues until 12:00 p.m., Eastern Time, on [END DATE], at which time your order and payment must be received if you wish to take part in the offering.

If you have questions about the stock offering or voting your proxy cards, call our Stock Information Center, toll-free, at [SIC Phone], Monday – Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Ponce De Leon Federal Bank Website Message

Stock Issuance Information

The PDL Community Bancorp stock offering closed on [CLOSE DATE]. [Language to be taken from closing press release regarding the results of the offering.]

On or about [CLOSE DATE + 1], a statement reflecting ownership of shares sold in the offering will be mailed by First-Class Mail® by our transfer agent to our new stockholders at the registered address noted by them on their Stock Order Form.

On or about [REFUND MAIL DATE], interest [and refund (if applicable] checks will be mailed by First-Class Mail® to subscribers at the registered address noted by them on their Stock Order Form.

[Include next two paragraphs if the offering is oversubscribed:

Allocations are available by calling our Stock Information Center at [SIC PHONE]. Please have your order acknowledgement letter available when calling the Stock Information Center.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading. We recommend you verify the number of shares you received on the face of the stock ownership statement you will receive, prior to trading your shares. ]

Our transfer agent will be mailing all ownership statements and interest [and refund] checks. Our transfer agent is American Stock Transfer & Trust Company LLC. You may reach an AST representative by dialing (800) 937-5449 and selecting Option 1 or by dialing (718) 921-8124. You may also e-mail AST at help@astfinancial.com.

We anticipate trading will begin on or about [TRADE DATE] on the Nasdaq Global Market under the symbol “PDLB”.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

VOTING SITE HYPERLINK (Optional – if hyperlink to voting site is supported)

Ponce De Leon Federal Bank Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING RECORD DATE] were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Reorganization and the establishment of our new charitable foundation, the Ponce De Leon Foundation.

If you received proxy cards but have not yet voted, a quick way to vote is to click on “Vote Now” below. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= [VOTING WEBSITE URL]

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the 12 digit control number printed on your proxy card.

We hope that you will vote “FOR” the Plan of Reorganization and “FOR” establishment of the charitable foundation. If you have questions about voting, please call our Information Center, toll-free, at [SIC PHONE], Monday - Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

VOTE REMINDER NOTICE (Optional – if hyperlink to voting site is NOT supported)

Ponce De Leon Federal Bank Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible members as of [VOTING RECORD DATE] were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Reorganization and the establishment of our new charitable foundation, the Ponce De Leon Foundation.

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or internet voting instructions attached to your proxy card(s).

We hope that you will vote “FOR” the Plan of Reorganization and “FOR” establishment of the charitable foundation. If you have questions about voting, please call our Information Center, toll-free, at [SIC PHONE], Monday - Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

YOUR PROXY VOTE IS VERY IMPORTANT! PLEASE VOTE THE

ENCLOSED PROXY CARD TODAY.

Depending on the ownership structure of your accounts, you may have been mailed multiple proxy cards. It is important to Ponce De Leon Federal Bank that you vote all of the proxy votes you are entitled to. If you are unsure whether you have voted ALL PROXY CARDS you have received, please vote the enclosed replacement proxy card today. Your votes cannot be counted twice. However, not voting will have the same effect as voting “Against” the Plan of Reorganization and “Against” the establishment of the charitable foundation.

Please follow the instructions on your proxy card to vote by INTERNET or TELEPHONE today.

Your Board of Directors urges you to vote “FOR” the Plan of Reorganization and “FOR the establishment of the charitable foundation.

Please note:

•	Implementation of the Plan of Reorganization will not have any effect on your deposit accounts or loans at Ponce De Leon Federal Bank.

•	Your deposit accounts will not be converted to common stock.

•	Voting will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

(Sized for statement/half page, 8.5” x 5.5”, will print on colored stock)

Questions? - Call our Information Center, toll-free, at (    )         -        .

Monday – Friday, 10:00 a.m. – 4:00 p.m., Eastern Time, except bank holidays.

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